UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to §240.14a-12

NEXAIRA WIRELESS INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NEXAIRA WIRELESS INC.
Suite 1404 – 510 West Hastings Street
Vancouver, BC V6B 1L8
____________________________

CONSENT SOLICITATION STATEMENT

To Our Stockholders:

The board of directors of Nexaira Wireless Inc. (“we,” “us,” “our,” or “our company”) is soliciting your consent on behalf of our company to approve an amendment to our articles of incorporation to authorize 100,000,000 shares of preferred stock with a par value of $0.001 per share and to provide that our board of directors is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock (the “Amendment”).

On August 17, 2010, our board of directors approved the Amendment and we are now asking our stockholders to approve the Amendment.

The proposed form of the certificate of amendment for the Amendment is attached hereto as Schedule A. In order for the Amendment to become effective, the certificate of amendment for the Amendment needs to be filed with the Nevada Secretary of State.

We are soliciting your approval of the Amendment by written consent in lieu of a meeting of stockholders because our board of directors believes that it is in the best interests of our company and our stockholders to solicit such approval in the most cost effective manner. A written consent form is enclosed for your use.

This consent solicitation statement and enclosed written consent form is being sent to our stockholders on or about September 14, 2010. Our board of directors has fixed the close of business on August 18, 2010 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consent. Only the stockholders of record on the Record Date are entitled to give the written consents for the Amendment.

The written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date is required to approve the Amendment.

Your consent is important regardless of the number of shares of stock that you hold. Although our board of directors has approved the Amendment, the Amendment requires the approval by the vote of stockholders holding a majority of the voting power of our outstanding common stock as of the Record Date.

Our board of directors unanimously recommends that you consent to the Amendment. The Amendment will be approved when we have received consents to the Amendment from our stockholders representing a majority of the voting power of our outstanding common stock. If you approve the Amendment, please mark the enclosed written consent form to vote “For” the Amendment, and complete, date, sign, and return your written consent to us.

Please mail or fax the enclosed written consent to us no later than October 11, 2010 at:

Nexaira Wireless Inc.
Suite 1404 – 510 West Hastings Street
Vancouver, BC V6B 1L8
Fax: (604) 682-1044

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THIS CONSENT SOLICITATION

This consent solicitation statement and the written consent form are available at:
http://nexaira.com/14Aproxystatement.html.

EXPENSE OF CONSENT SOLICITATION

We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our director, officer, or regular employees. These individuals will receive no additional compensation for such services.

VOTING; RECORD DATE; VOTE REQUIRED

Our board of directors has fixed the close of business on August 18, 2010 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consents. If you were a stockholder of record on the Record Date, you are entitled to give written consent to the Amendment. Only stockholders of record of our common stock on the Record Date will be entitled to consent to the Amendment and each share of our common stock is entitled to one vote on the Amendment.

If your shares are registered directly in your name with our transfer agent, Empire Stock Transfer Inc., then you are a stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot send their written consents directly and must instead inquire the broker, bank, or other nominee about how to send their written consents and follow the instructions given.

As of the Record Date, 59,634,450 shares of our common stock were issued and outstanding and, therefore, a total of 59,634,450 votes are entitled to be given by written consents.

The Amendment will be approved by our stockholders if we receive the written consent of our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date, or written consents representing at least 29,817,226 shares of our common stock.

A written consent form that has been signed, dated and delivered to us with the “For” box checked will constitute consent for the Amendment. A written consent form that has been signed, dated and delivered to us with the “Against” or “Abstain” boxes checked or without any of the boxes checked will be counted as a vote against the Amendment.

Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consents of our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date. Please send your notice of revocation via same facsimile number or by the same mailing address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement.

The approval of our stockholders of the Amendment is effective when we receive the written consents to the Amendment from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

Please complete, date, sign, and return the enclosed written consent form via facsimile to (604) 682-1044 or by mail to the following address:

Nexaira Wireless Inc.
Suite 1404 – 510 West Hastings Street
Vancouver, BC V6B 1L8

APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO
AUTHORIZE 100,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK
WITH A PAR VALUE OF $0.001 PER SHARE

General

We are asking our stockholders to approve an amendment to our articles of incorporation to authorize 100,000,000 shares of preferred stock with a par value of $0.001 per share and to provide that our board of directors is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock (the “Amendment”). On August 17, 2010, our board of directors approved the Amendment.

Our articles of incorporation currently authorize the issuance of up to 600,000,000 shares of common stock with a par value of $0.001 per share. If our articles of incorporation are amended to authorize the issuance of “blank check” preferred stock, our board of directors would have discretion to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock. If the Amendment is approved by our stockholders, our board of directors does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law or rules. The term “blank check” preferred stock refer to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company.

Upon the effectiveness of the Amendment, when required by law and in accordance with the Nevada Revised Statutes, our board of directors will have the express authority to execute and file a certificate of designation setting forth the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of our preferred stock.

Purposes of the Amendment

Our board of directors believes that establishing a class of “blank check” preferred stock will provide maximum flexibility with respect to future financing transactions. We do not have present intent to issue shares of preferred stock; however, “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, voting rights, conversion privileges and other rights not found in common stock. We presently lack the authority to issue shares of preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital. By authorizing a class of “blank check” preferred stock, we would increase our flexibility in structuring transactions. In addition, we may issue shares of preferred stock in connection with such activities as dividends payable in stock of our company, acquisition of other companies or business, and otherwise.

Effects of the Authorization of a Class of Preferred Stock

The issuance of shares of our preferred stock may adversely affect the rights of the holders of our common stock. If we issue preferred stock, such preferred stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power and economic interest of the holders of our common stock. For example, in the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of our preferred stock would dilute the earnings per share and book value per share of all outstanding shares of our common stock. In addition, in a liquidation, the holders of our preferred stock may be entitled to receive a certain amount per share of our preferred stock before the holders of our common stock receive any distribution. In addition, the holders of our preferred stock may be entitled to vote and such votes may dilute the voting rights of the holders of our common stock when we seek to take corporate action. Our preferred stock also may be convertible into shares of our common stock. Furthermore, our preferred stock could be issued with certain preferences over the holders of our common stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:

  reduction of the amount of funds otherwise available for payment of dividends on our common stock;

  restrictions on dividends on our common stock;

  dilution of the voting power of our common stock; and

  restrictions on the rights of holders of our common stock to share in our assets on liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

In addition to financing purposes, we could also issue shares of preferred stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of our board of directors, this action would be in the best interest of our company and stockholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our company. Such shares also could be privately placed with purchasers favourable to our board of directors in opposing such action. In addition, our board of directors could authorize holders of a series of our preferred stock to vote either separately as a class or with the holders of our common stock, on any merger, sale or exchange of assets by our company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our company should our board of directors consider the action of such entity or person not to be in the best interest of our stockholders. The issuance of new shares also could be used to entrench current management or deter an attempt to replace our board of directors by diluting the number or rights of shares held by individuals seeking to control our company by obtaining a certain number of seats on our board of directors.

Effective Date of the Amendment

If the Amendment is approved by our stockholders, we have to file the certificate of amendment for the Amendment with the Nevada Secretary of State in order for the Amendment to become effective. If we obtain stockholder approval of the Amendment, we intend to file the certificate of amendment for the Amendment as soon as practicable.

The proposed form of the certificate of amendment for the Amendment is attached hereto as Schedule A. The text of the certificate of amendment is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the Amendment that we may deem necessary or appropriate.

Our board of directors reserves the right, notwithstanding stockholder approval of the Amendment and without further action by our stockholders, not to proceed with the Amendment at any time before the effective date of the amendment and restatement of our articles of incorporation.

Dissenters Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with the rights of appraisal or similar rights of dissenters with respect to the Amendment.

Board of Directors Recommendation

Our board of directors recommends that our stockholders vote “For” the Amendment.

DESCRIPTION OF SECURITIES

Effective September 24, 2009, we effected a forward stock split of the issued and outstanding shares of our common stock on the basis of 8 new shares for one old share. As a result, our current authorized capital stock consists of 600,000,000 shares of common stock, with a par value of $0.001 per share. In addition, we are asking our stockholders to approve the Amendment to authorize 100,000,000 shares of preferred stock with a par value of $0.001 per share and to provide that our board of directors is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock.

Common Stock

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Except as otherwise required by law, or as provided in any resolution adopted by our board of directors with respect to any preferred stock if our articles of incorporation are amended to authorize the issuance of the preferred stock, the holders of our common stock possess all voting power. Generally, when a quorum is present at any meeting of our stockholders, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject will constitute action by our stockholders. One-third of the total voting power of the outstanding shares of our company entitled to vote, represented in person or by proxy will constitute a quorum at any meeting of our stockholders. Our board of directors can change the foregoing voting requirement and the foregoing quorum requirement by changing our bylaws to the extent permitted by applicable laws. In addition, generally, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by a majority of our stockholders entitled to vote with respect to the subject matter thereof.

Subject to any preferential rights of any outstanding preferred stock created by our board of directors from time to time, if our articles of incorporation are amended to authorize the issuance of the preferred stock, upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding preferred stock created by our board of directors from time to time, if our articles of incorporation are amended to authorize the issuance of the preferred stock, the holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 18, 2010, there were 59,634,450 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) our directors and executive officers and (ii) persons known to us to beneficially own more than 5% of our common stock.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Director and Officer
Common Stock	Mark Sampson 6204 Imperial Avenue West Vancouver, BC V7W 2J2	7,545,271(3)	12.2%
Common Stock	Ralph Proceviat 4817 Oaktree Court Burnaby, BC V5G 4K9	16,897,523(4)	26.6%
Common Stock	Brad Weinert 8641 Dallas Street La Mesa, CA 91942	437,500(5)	**

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Common Stock	James Grey 2462 Carr Lane West Vancouver, BC V7S 3H5	487,500(6)	**
Common Stock	Michael Donnell 5195 Pinyon Jay Road Parker, CO 80134	145,833(7)	**
Common Stock	Sherrill Aspin 11646 94th Avenue Delta, BC V4C 3R6	1,142,500(8)	1.9%
Common Stock	Directors and Officers as a group	26,565,127	39.6%
** Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Percentage based on 59,634,450 shares of common stock outstanding on August 18, 2010, including shares of restricted stock subject to options or warrants currently exercisable or exercisable within 60 days of August 18, 2010, which are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)

Includes 423,674 common shares owned by 885084 Alberta Inc., a company owned or controlled by Mark Sampson. Also includes 773,674 warrants exercisable within 60 days that are owned by 885084 Alberta Inc. (350,000 of which entitle the holder to purchase one share of common stock at the exercise price of $0.20 per share on or before January 15, 2011 and 423,674 warrants each of which entitles the holder to purchase one share of common stock at the exercise price of $1.00 per share on or before January 6, 2012), and 1,312,500 options exercisable within 60 days.

(4)

Includes 7,633,066 common shares owned by 0793296 B.C. Ltd., a company owned or controlled by Ralph Proceviat, and 350,000 common shares owned by Level 10 Capital Corp, a company owned or controlled by Ralph Proceviat. Also includes 1,925,000 warrants exercisable within 60 days that are owned by 0793296 B.C. Ltd. (875,000 of which entitle the holder to purchase one common share at the exercise price of $0.10 per share until June 29, 2011, 350,000 of which entitle the holder to purchase one common share at the exercise price of $0.20 per share until January 15, 2011 and 700,000 of which entitle the holder to purchase one common share at the exercise price of $1.00 per share until February 23, 2012), 875,000 options held by Ralph Proceviat and 1,129,034 options held by 0792396 B.C. Ltd. that are exercisable within 60 days.

(5)	Includes 437,500 options exercisable within 60 days.

(6)	Includes 487,500 options exercisable within 60 days.

(7)	Includes 145,833 options exercisable within 60 days.

(8)	Includes 500,000 shares owned by the spouse of Sherrill Aspin and includes 350,000 options exercisable within 60 days.

(9)	Includes 4,737,367 options and 2,698,674 warrants exercisable within 60 days.

Change in Control

In connection with a share purchase agreement dated October 28, 2009, our former president and director agreed to return to treasury 40,800,000 restricted shares of our common stock in exchange for the acquisition of all of the issued and outstanding shares of Westside Publishing Ltd. By a return to treasury agreement dated October 28, 2009, our other former officer and director agreed to return to treasury 20,000,000 restricted shares of our common stock. As a result of these cancellations, which were effective as of October 30, 2009; the conversion of the $1,600,000 of debt into 19,250,000 restricted shares, which was effective November 10, 2009; and the non-brokered private placement of 1,754,524 units for cash proceeds of US$375,000 and in settlement of debt totaling US$502,262, which was effective January 6, 2010, the former shareholders of Nexaira Wireless Inc. hold 35,162,936 restricted shares, or 61.33% of the total 57,333,785 issued and outstanding shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of our company at any time since the beginning of our fiscal year ended October 31, 2009 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ “Ralph Proceviat”

Ralph Proceviat
Chief Financial Officer and director
September 14, 2010

SCHEDULE A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nexaira Wireless Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3

The aggregate number of shares that the corporation is authorized to issue is 700,000,000, of which 600,000,000 shares are common stock, with a par value of $0.001 per share, and 100,000,000 shares are preferred stock, with a par value of $0.001 per share. The board of directors is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock.

3.         The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4.         Effective date of filing (optional):

5.         Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF NEXAIRA WIRELESS INC.

The undersigned hereby acknowledges receipt of the consent solicitation statement of Nexaira Wireless Inc. (the “Company”) dated September 14, 2010, and, without the formality of convening a meeting, does hereby vote via written consent, as designated below, all of shares of common stock of the Company held by the undersigned:

Approval of amendment to the articles of incorporation of the Company to authorize 100,000,000 shares of preferred stock with a par value of $0.001 per share and to provide that the board of directors of the Company is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock, provided, however, that, notwithstanding such approval, the board of directors of the Company may, by resolution, abandon such amendment at any time before the effective date of the amendment without further action by the stockholders of the Company.

For	Against	Abstain
[ ]	[ ]	[ ]

The Board of Directors of the Company recommends a vote “For” the proposal.

The undersigned represents that the undersigned owns the following number of shares of common stock of the Company (please insert number of the shares): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:
Stockholder Name (printed):
Signature:
Title (if applicable):
Signature (if held jointly):
Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY AND FAX IT TO (604) 682-1044 OR RETURN IT TO:

Nexaira Wireless Inc.
Suite 1404 – 510 West Hastings Street
Vancouver, BC V6B 1L8